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                       Consent of Independent Accountants

The Board of Directors of National Discount Brokers Group, Inc.:

We consent to the use of our report dated July 15, 1998, included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

KPMG LLP

New York, New York
June 10, 1999